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                                                      Exhibit No. 99(b)(5)(xxix)
                             SUB-ADVISORY AGREEMENT


          AGREEMENT dated this 21st day of September, 1995 among DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), DIMENSIONAL FUND ADVISORS INC., a Delaware corporation ("DFA") and DFA Australia Pty Limited, a corporation organized under the laws of New South Wales ("DFA Australia").

          WHEREAS, DFA is the investment advisor to all the portfolios of the Fund, including VA International Small Portfolio (the "Portfolio"); and

          WHEREAS, the Portfolio will invest in "Japanese Small Company Stocks" and "Pacific Rim Small Company Stocks" as categorized, defined and limited in accordance with the Fund's registration statement; and

          WHEREAS, DFA Australia personnel have expertise in certain business areas pertinent to the business operations of the Portfolio and the selection of brokers or dealers and the execution of trades with respect to such Small Company Stocks; and

          WHEREAS, DFA wishes to retain DFA Australia as sub-advisor with respect to the VA International Small Portfolio, and DFA Australia wishes to act as sub-advisor, upon the terms hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. SERVICES TO BE PERFORMED. DFA hereby employs, subject to approval by the Board of Directors of the Fund, and supervision by DFA, DFA Australia to furnish, at DFA Australia's expense, the services described below with respect to the Portfolio:

     a. DFA Australia shall have the authority and responsibility to select brokers or dealers to execute purchases and sales of eligible securities for the Portfolio. Such authority and responsibility shall include, without limitation, (i) providing investment and ancillary services for the Advisor and determining the best and most efficient means of purchasing and selling such portfolio securities in order to receive best price and execution; and (ii) allocating trades among brokers and dealers, including any affiliate of the Fund or of any investment advisor or affiliate thereof, subject to Section 17 of the Investment Company Act of 1940. In carrying out its obligations hereunder, DFA Australia will act with a view to the Portfolio's objectives as set forth in the Fund's registration statement and otherwise communicated to DFA Australia by DFA, including the objectives of receiving best price and execution for portfolio transactions and of causing as little price fluctuation as possible. DFA Australia shall not receive any commission or rebate from any broker or dealer to whom it allocates trades nor shall it receive any commission from DFA based upon the allocation of trades. DFA will advise DFA Australia of changes in the Fund's Articles of Incorporation, bylaws, and registration statement and any objectives not appearing therein as they may be relevant to DFA Australia's performance under this Agreement. DFA will furnish to DFA Australia reports on cash available for investment and needed for redemption payments. DFA shall be responsible to the Board of Directors of the Fund for the preparation of schedules of securities eligible for purchase and sale by the Portfolio ("execution schedules"), and shall prepare such schedules on at least a semi-annual basis, it being understood that DFA may consult with DFA Australia in connection therewith, and may delegate to DFA Australia the preparation of such schedules. On at least a semi-annual basis DFA will review the Portfolio's holdings, make, itself or in consultation with DFA Australia, any necessary adjustments to the execution schedules and review the securities trading process and executions. DFA Australia is


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     authorized to have orders executed for more or fewer shares than set forth on the execution schedules when market conditions and other factors permit or require, provided that such variances from the execution schedules are within the parameters agreed to by DFA from time to time or in specific cases. DFA Australia shall report the results of all trading activities and all such other information relating to portfolio transactions for the Portfolio as DFA may reasonably request, on a daily basis to DFA and any other entity designated by DFA, including without limitation the custodian of the Portfolio. DFA Australia shall review and coordinate its agency trading and execution strategies, practices and results with DFA as frequently as reasonably requested.

     b. DFA Australia shall maintain, and periodically review with DFA and the Fund, policies and procedures necessary to ensure the effectiveness of on-line communications systems between DFA Australia, DFA and the Fund.

     c. DFA Australia shall periodically provide DFA with data concerning the Japanese and Pacific Rim equity market; and it shall maintain and provide to DFA current financial information with respect to specific stocks on the execution schedules. DFA Australia shall also furnish DFA with advice and information regarding securities of Japanese and Pacific Rim small companies and shall provide DFA with such recommendations in connection with the investment therein by the Portfolio as DFA Australia shall deem necessary and advisable in light of the investment objective and policies of the Portfolio.

     2. COMPENSATION. For the services provided by DFA Australia hereunder DFA shall pay DFA Australia a fee equal to 100,000 Hong Kong dollars per year, to be paid on a quarterly basis. In the event that this Agreement is terminated at other than a quarter-end, the fee for such quarter shall be prorated.

     3. LIABILITY OF DFA AUSTRALIA. Except as provided by the next sentence, DFA Australia shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of DFA Australia in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The foregoing sentence does not apply to any liability which DFA Australia or any affiliate thereof may have arising out of the execution by it of portfolio transaction for the Fund.

     4. TERM. This Agreement shall become effective on September 21, 1995 and shall remain in effect until December 22, 1995, unless sooner terminated as hereinafter provided and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by (a) the vote of a majority of the Fund's directors, or (b) the vote of a majority of the outstanding voting securities of the Portfolio and (c) the vote of a majority of those directors who are not parties to this Agreement or interested persons of any such party (except as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval. The terms "interested persons" and "vote of a majority of the outstanding voting securities" shall have the meanings respectively set forth in Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act of 1940.

          This Agreement may be terminated by DFA or by DFA Australia at any time without penalty on ninety (90) days' written notice to the other party hereto, and may also be terminated at any time without penalty by the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Portfolio on sixty (60) days' written notice to DFA Australia by the Fund.

          This Agreement shall automatically terminate in the event of its assignment. The term "assignment" for this purpose shall have the meaning set forth in Section 2(a)(4) of the Investment Company Act of 1940.


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          This Agreement shall automatically terminate with respect to the
Portfolio in the event that the Investment Advisory Agreement for that Portfolio between DFA and the Fund with respect to the Portfolio is terminated, assigned or not renewed.

     5. DFA Australia will promptly notify DFA and the Fund of any change in the composition of its Board of Directors.

     6. This Agreement is governed by and subject to the laws of the State of California.

     7. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.


          IN WITNESS WHEREOF, DFA, DFA Australia and the Fund have caused this Agreement to be executed as of the day and year above written.


                                        DIMENSIONAL FUND ADVISORS INC.



                                        By:/s/ David G. Booth
                                           ---------------------------------
                                           President


                                        DFA AUSTRALIA PTY LIMITED



                                        By:/s/ Rex A. Sinquefield
                                           ---------------------------------
                                           Co-Chairman/CIO


                                        DFA INVESTMENT DIMENSIONS GROUP INC.



                                        By:/s/ David G. Booth
                                           ---------------------------------
                                           President


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